Form N-SAR

Sub-Item 77Q1(a)

Material Amendments to Registrant’s Charter

33-63212, 811-7736

The Twenty-First Amendment to the Amended and Restated Trust Instrument for Janus Aspen Series is attached hereto.

TWENTY-FIRST AMENDMENT DATED JUNE 5, 2017

TO JANUS ASPEN SERIES’

AMENDED AND RESTATED TRUST INSTRUMENT

DATED MARCH 18, 2003

AND AMENDED DECEMBER 29, 2005

Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument, as amended, is further amended effective June 5, 2017, to reflect the name changes of each series of Janus Aspen Series.

SCHEDULE A

Series of the Trust     Available Classes

Janus Henderson Balanced Portfolio   Institutional Shares

       Service Shares

Janus Henderson Enterprise Portfolio   Institutional Shares

       Service Shares

Janus Henderson Flexible Bond Portfolio   Institutional Shares

       Service Shares

Janus Henderson Forty Portfolio    Institutional Shares

       Service Shares

Janus Henderson Global Technology Portfolio  Institutional Shares

       Service Shares

Janus Henderson Global Research Portfolio  Institutional Shares

       Service Shares

Janus Henderson Overseas Portfolio   Institutional Shares

       Service Shares

Janus Henderson Research Portfolio   Institutional Shares

       Service Shares

Janus Henderson U.S. Low Volatility Portfolio  Service Shares

Janus Henderson Mid Cap Value Portfolio   Institutional Shares

       Service Shares

Janus Henderson Global Allocation Portfolio – Moderate Institutional Shares

Service Shares

Janus Henderson Global Unconstrained Bond Portfolio Institutional Shares

       Service Shares

Janus Henderson Global Bond Portfolio   Institutional Shares

       Service Shares

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